UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): January 30, 2015

AMERICAN INTERNATIONAL INDUSTRIES, INC.

(Exact Name Of Registrant As Specified In Its Charter)

Nevada	0-25223	88-0326480
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

601 Cien Street, Suite 235, Kemah, TX		77565-3077
(Address of Principal Executive Offices)		(ZIP Code)

 Registrant's Telephone Number, Including Area Code: (281) 334-9479

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425) ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01 Completion of Acquisition or Disposition of Assets

On January 30, 2015, American International Industries, Inc. (“AIII” or the “Company”) completed a sale of 100% of its shares of Northeastern Plastics, Inc. (“NPI”) to Realamerica Corporation (“RC”).  RC paid $10.00 and agreed to assume all liabilities of NPI for the NPI shares.  AIII previously guaranteed the bank loan of NPI at Advantage Financial, and therefore, AIII has a potential contingent liability related to the bank loan.  The AIII board of directors decided that it was in the best interest of the Company to sell the NPI shares due to substantial losses incurred by NPI.  The AIII board has decided to concentrate on the Company’s real estate investments and other businesses will be AIII’s focus going forward.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

American International Industries, Inc.
/s/ Daniel Dror CEO and Chairman

Dated: February 6, 2015